    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1995
                                                     REGISTRATION NO. 33-63343
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           FINOVA CAPITAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                   94-1278569
                                (I.R.S. EMPLOYER
                               IDENTIFICATION NO.)

       1850 N. CENTRAL AVENUE, P.O. BOX 2209, PHOENIX, ARIZONA 85002-2209
                                 (602) 207-4900
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                             SAMUEL L. EICHENFIELD
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           FINOVA CAPITAL CORPORATION
       1850 N. CENTRAL AVENUE, P.O. BOX 2209, PHOENIX, ARIZONA 85002-2209
                                 (602) 207-4900
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

         RICHARD LIEBERMAN                          DAVID J. JOHNSON, JR.
      ASSISTANT GENERAL COUNSEL                         BROWN & WOOD
      FINOVA CAPITAL CORPORATION                   10900 WILSHIRE BOULEVARD
  1850 N. CENTRAL AVENUE, P.O. BOX 2209          LOS ANGELES, CALIFORNIA 90024
     PHOENIX, ARIZONA 85002-2209

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                            ------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Securities and Exchange Commission registration fee......................  $  517,241
    Printing.................................................................      60,000
    Accounting services......................................................     200,000
    Fees and expenses of Trustee.............................................      25,000
    Rating agency fees.......................................................     750,000
    Legal fees and expenses..................................................      50,000
    Expenses of qualification under blue sky laws............................      25,000
    Miscellaneous............................................................      22,759
                                                                               ----------
              Total..........................................................  $1,650,000
                                                                                =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Certain directors and officers of the Registrant are, in specified circumstances, indemnified under the Amended and Restated Certificate of Incorporation of FINOVA Capital Corporation and the General Corporation Law of the State of Delaware against liability which they may incur in their capacities as such.

     The Certificate of Incorporation of FINOVA Capital Corporation provides that such a person shall be indemnified to the fullest extent authorized by the General Corporation Law of the State of Delaware. The General Corporation Law of the State of Delaware provides generally that indemnification of such a person may be made if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to suits by or in the right of the corporation, such person may be indemnified for the costs and expenses of defending and settling such suits if he or she acted in good faith in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation except that, if held liable to the corporation, such person may not be so indemnified (unless and only to the extent a court of competent jurisdiction shall determine that such indemnification is appropriate.

     In addition, under an insurance policy, the directors and officers of the Registrant are indemnified, with various exclusions, against liability for wrongful acts in such capacities, including negligence or breach of duty. The principal exclusions from coverage are fines and penalties, liability based on violation of pollution control laws, libel or slander, liability for illegal personal profit or remuneration, ERISA violations and liability for deliberate dishonesty.

ITEM 16. LIST OF EXHIBITS.

EXHIBIT
  NO.                                                TITLE
-------        ----------------------------------------------------------------------------------
   1.       -- Form of Senior Debt Securities Underwriting Agreement.*
   4.1      -- Form of Indenture between the Company and First Interstate Bank of Arizona, N.A.,
               as Trustee, dated as of October 1, 1995.*
   4.2      -- Form of Fixed Rate Note.*
   4.3      -- Form of Floating Rate Note.*
   5.       -- Opinion and consent of William J. Hallinan, Esq., Senior Vice President -- General
               Counsel of the Company.*
  12.       -- Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to
               Exhibit 12 to the Registrant's Annual Report on Form 10-K for the year ended
               December 31, 1994 and Exhibit 12 to the Registrant's Quarterly Report on Form 10-Q
               for the six months ended June 30, 1995).*
  23.1      -- Consent of Deloitte & Touche LLP.*

EXHIBIT
  NO.                                                TITLE
-------        ----------------------------------------------------------------------------------
  23.2      -- Consent of William J. Hallinan, Esq. (included in Exhibit 5).
  24.       -- Power of Attorney (included on signature page).
  25.       -- Form T-1 Statement of Eligibility of First Interstate Bank of Arizona, N.A., as
               Trustee under the Trust Indenture Act of 1939.

---------------
* Previously filed.


ITEM 17. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; provided however, that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, FINOVA CAPITAL CORPORATION, CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED,
THEREUNTO DULY AUTHORIZED, IN THE CITY OF PHOENIX, STATE OF ARIZONA, ON THE 13TH DAY OF OCTOBER, 1995.

                                           FINOVA CAPITAL CORPORATION

                                           By:               *
                                               ______________________________
                                                    Samuel L. Eichenfield
                                              Chairman of the Board, President
                                                 and Chief Executive Officer

                            ------------------------


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                 TITLE                       DATE
------------------------------------------    ------------------------------    -----------------
                  *                           Director, Chairman of the        October 13, 1995
_________________________________________         Board, President and
         (Samuel L. Eichenfield)                Chief Executive Officer
                                              (Principal Executive Officer)

/s/       ROBERT J. FITZSIMMONS               Director, Senior Vice            October 13, 1995
_________________________________________         President-Treasurer
         (Robert J. Fitzsimmons)

                  *                           Senior Vice President-Con-       October 13, 1995
_________________________________________       troller (Principal Financial
          (Bruno A. Marszowski)                and Accounting Officer)

                  *                           Director                         October 13, 1995
_________________________________________
           (W. Carroll Bumpers)

                  *                           Director, Group Vice Presi-      October 13, 1995
_________________________________________       dent -- Portfolio Management
           (Gregory C. Smalis)

* By:  /s/  ROBERT J. FITZSIMMONS
_________________________________________
            Robert J. Fitzsimmons
              Attorney-in-fact


                                 EXHIBIT INDEX

                                                                                      PAGE NO. IN
                                                                                      SEQUENTIALLY
                                                                                        NUMBERED
EXHIBIT                                                                               REGISTRATION
  NO.                                         TITLE                                    STATEMENT
-------        -------------------------------------------------------------------    ------------
    1.      -- Form of Senior Debt Securities Underwriting Agreement.*
   4.1      -- Form of Indenture between the Company and First Interstate Bank of
               Arizona, N.A., as Trustee, dated as of October 1, 1995.*
   4.2      -- Form of Fixed Rate Note.*
   4.3      -- Form of Floating Rate Note.*
    5.      -- Opinion and consent of William J. Hallinan, Esq., Senior Vice
               President -- General Counsel of the Company.*
   12.      -- Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Registrant's Annual Report on Form
               10-K for the year ended December 31, 1994 and Exhibit 12 to the
               Registrant's Quarterly Report on Form 10-Q for the six months ended
               June 30, 1995).*
  23.1      -- Consent of Deloitte & Touche LLP.*
  23.2      -- Consent of William J. Hallinan, Esq. (included in Exhibit 5).
   24.      -- Power of Attorney (included on signature page).
   25.      -- Form T-1 Statement of Eligibility of First Interstate Bank of
               Arizona, N.A., as Trustee under the Trust Indenture Act of 1939.

---------------
* Previously filed.